SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               NEW AFFIRMATIVE LLC

         This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NEW AFFIRMATIVE LLC (the "Company"), dated as of August 31, 2006 (the "Agreement"), by Affirmative Investment LLC, the sole member of the Company (the "Managing Member").

         WHEREAS, DSC AFFM, LLC ("DSC") and J.C. Flowers I LP ("Flowers") caused the Company to be formed as a limited liability company under the Act (as hereinafter defined);

         WHEREAS, on June 13, 2005, the Company, DSC and Flowers entered into a Subscription Agreement (the "Subscription Agreement"), pursuant to which each of DSC and Flowers agreed to make certain investments in the Company;

         WHEREAS, on June 13, 2005, DSC and Flowers entered into a Limited Liability Company Agreement (the "Original LLC Agreement") with respect to the management and operation of the Company;

         WHEREAS, on June 14, 2005, DSC, the Managing Member, the Company, Vesta Insurance Group, Inc. ("VIG") and Vesta Fire Insurance Corporation ("VFIC") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which, among other things, the Company agreed to purchase 5,218,228 shares of common stock of Affirmative Insurance Holdings, Inc. ("Affirmative") owned, collectively, by VIG and VFIC;

         WHEREAS, the Company was formed for the sole purpose of acquiring, holding and disposing of the shares of common stock of Affirmative


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purchased pursuant to the Stock Purchase Agreement as well as additional shares of common stock of Affirmative, if any, held directly by DSC and the Managing Member as of the closing of the transactions contemplated by the Stock Purchase Agreement;

         WHEREAS, on June 30, 2005, pursuant to Section 8.2(b) of the Original LLC Agreement, Flowers transferred and assigned its rights and obligations under the Subscription Agreement to the Managing Member and the Managing Member became a party to the Original LLC Agreement and was substituted for Flowers for all purposes therein and the Managing Member and DSC amended and restated the Original LLC Agreement (such agreement, the "Amended LLC Agreement");

         WHEREAS, on August 4, 2006, DSC and the Managing Member entered into a Purchase Agreement, pursuant to which the Managing Member purchased from DSC the entirety of DSC's membership interest in the Company (the "Purchase") and which requires the Managing Member to amend the Amended LLC Agreement to reflect the Managing Member as the sole member of the Company effective as of the consummation of the Purchase; and

         WHEREAS, on August 31, 2006, DSC and the Managing Member consummated the Purchase and the Managing Member hereby amends and restates the Amended LLC Agreement in accordance with the Purchase Agreement.

         NOW, THEREFORE, it is agreed that:

         1. Name. The name of the Company shall be New Affirmative LLC, or such other name as the Managing Member, as managing member may from time to time hereafter designate.

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         2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101, et seq. (the "Act").

         3. Purpose. The Company is formed for the purpose of engaging in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the power to engage in all activities and transactions which the Managing Member deems necessary or advisable in connection with the foregoing.

         4. Offices

              (a) The principal place of business and office of the Company shall be located at 717 Fifth Avenue, 26th Floor, New York, New York 10022, and the Company's business shall be conducted from such place or such other places as the Managing Member may designate from time to time.

              (b) The registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Managing Member may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

         5. Members. The sole member of the Company as of the date hereof is the Managing Member, whose business address is 717 Fifth Avenue, 26th Floor, New York, New York 10022. Additional members may be admitted to the Company with the consent of, and on such terms and conditions as shall be determined by, the Managing Member in its sole and absolute discretion.

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         6. Term. The term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 11 of this Agreement and a certificate of cancellation is filed in accordance with the Act.

         7. Management of the Company. The Managing Member shall manage the affairs of the Company. The Managing Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein. The Managing Member may appoint an authorized person, within the meaning of the Act, to execute, deliver and file any amendment and/or restatements to the certificate of formation of the Company and may appoint others as authorized persons to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Managing Member or any authorized person appointed by it shall have the power to bind the Company and conduct its business and affairs.

         8. Capital Contributions. The Managing Member shall make capital contributions to the Company in such amounts and at such times as it determines in its sole and absolute discretion are necessary in furtherance of the Company's purposes.

         9. Resignation. The Managing Member shall not resign from the Company except upon the transfer of all of his interests in the Company or the concurrent dissolution of the Company.

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         10. Distributions. The Managing Member may receive distributions in cash or in kind in such amounts and at such times as it shall determine in his sole and absolute discretion, subject to the requirements of Section 18-607 of the Act and other applicable law.

         11. Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

          (i) occurrence of an event with the respect to the Managing Member causing a dissolution of the Company under Section 18-801 of the Act; or

          (ii) the resignation of the Managing Member pursuant to Section 9 of this Agreement.

         12. Amendments. This Agreement may be amended only upon the written consent of the Managing Member.

         13. Miscellaneous. The Managing Member shall have no liability for the debts, obligations or liabilities of the Company except to the extent expressly required by the Act. This Agreement shall have governed by, and construed in accordance with, the laws of the State of Delaware.

                        [NEXT PAGE IS A SIGNATURE PAGE.]

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         IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

                                            AFFIRMATIVE INVESTMENT LLC

                                              By Affirmative Associates LLC, its
                                              Managing Member

                                              /s/ Avshalom Kalichstein
                                            ------------------------------------
                                            Name:  Avshalom Kalichstein
                                            Title: Authorized Person






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